                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) X
                                   ----------

                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

United States National Banking Association            56-1989961
(State of incorporation if                            (I.R.S. employer
not a national bank)                                  identification no.)

First Union Trust Company, National Association
One Rodney Square, Suite 102
920 King St.
Wilmington, DE                                        19801
(Address of principal                                 (Zip Code)
executive offices)

                                  Same as above

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                                    Conectiv
               (Exact name of obligor as specified in its charter)

                              The State of Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0377417
                      (I.R.S. employer identification no.)

                                       c/o
                               Stephanie M. Scola
                                    Conectiv
                                 800 King Street
                                  P.O. Box 231
                            Wilmington, DE 19899-0231

          (Address, including zip code, of principal executive offices)
                              --------------------

                                MEDIUM TERM NOTES

                       (Title of the Indenture securities)
                ------------------------------------------------

1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject

--------------------------------------------------------------------------------

         Name                                    Address

--------------------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA             Richmond, VA

Comptroller of the Currency                      Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                    Washington, D.C.

Federal Deposit Insurance Corporation            Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.      List of Exhibits.

         All exhibits identified below are filed as a part of this statement of eligibility.

         1. A copy of the Articles of Association of First Union Trust Company, National Association, as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

         2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

         3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

         4. A copy of the existing By-laws of First Union Trust Company, National Association, or instruments corresponding thereto.

         5.       Inapplicable.

         6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

         7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

         8.       Inapplicable.

         9.       Inapplicable.

                                      NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, and State of Delaware, on the 9th day of February, 1999.

                               FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION (trustee)


                               By: \s\ Edward L. Truitt, Jr.
                               Name: Edward L. Truitt, Jr.
                               Title: Vice President



                               CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Conectiv, Medium Term Notes, First Union Trust Company, National Association, as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                               FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION


                               By: \s\ Edward L. Truitt, Jr.
                               Name: Edward L. Truitt, Jr.
                               Title: Vice President

Dated:    February 9, 1999

Legal Title of Bank: First Union Trust Company, N.A.        Call Date: 6/30/98
                                                   ST-BK:  37-0351   FFIEC 031
Address:          Two First Union Center                             Page RC-1
City, State, Zip: Charlotte, NC  28288-0201
FDIC Certificate #:        33869


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                  C400
                                                                  Dollar Amount in Thousands        RCFD     Bil Mil Thou
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin (1) ............................        0081      10,212,563        1.a.
      b. Interest-bearing balances (2) .....................................................        0071       1,529,435        1.b.
 2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A) ........................        1754       1,994,665        2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D) ......................        1773      37,427,525        2.b.
 3.  Federal funds sold and securities purchased under agreements to resell ................        1350       7,551,730        3.
 4.  Loans and lease financing receivables
      a. Loans and leases, net of unearned income (from Schedule RC-C)RCFD 2122  133,841,290                        4.a.
      b. LESS: Allowance for loan and lease losses ...................RCFD 3123    1,856,548                        4.b.
      c. LESS: Allocated transfer risk reserve .......................RCFD 3128            0                        4.c.
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c) ...............................        2125     131,984,742        4.d.
 5.  Trading assets (from Schedule RC-D) ...................................................        3545       8,349,640        5.
 6.  Premises and fixed assets (including capitalized leases) ..............................        2145       3,208,660        6.
 7.  Other real estate owned (from Schedule RC-M) ..........................................        2150         127,757        7.
 8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M) ................................................................        2180         351,648        8.
 9.  Customers' liability to this bank on acceptances outstanding ..........................        2155       1,026,154        9.
10.  Intangible assets (from Schedule RC-M) ................................................        2143       5,215,196       10.
11.  Other assets (from Schedule RC-F) .....................................................        2160       9,099,122       11.
12.  Total assets (sum of items 1 through 11) ..............................................        2170     218,078,837       12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: First Union Trust Company, N.A.        Call Date: 6/30/98
                                                   ST-BK:  37-0351   FFIEC 031
Address:          Two First Union Center                             Page RC-1
City, State, Zip: Charlotte, NC  28288-0201
FDIC Certificate #:        33869

Schedule RC--Continued


                                                             Dollar Amount in Thousands                 Bil Mil Thou
LIABILITIES
13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I).....................................................................      RCON 2200    131,541,691    13.a.
         (1)  Noninterest-bearing (1).......................RCON 6631      23,997,063                                  13.a.(1)
         (2)  Interest-bearing..............................RCON 6636     107,544,628                                  13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
Schedule RC-E, part II)..............................................................      RCFN 2200      8,708,735    13.b.
         (1)  Noninterest-bearing...........................RCFN 6631         400,989                                  13.b.(1)
         (2)  Interest-bearing..............................RCFN 6636       8,307,746                                  13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase......      RCFD 2800     24,903,299    14.
15.   a. Demand notes issued to the U.S. Treasury....................................      RCON 2840        772,252    15.a.
      b. Trading liabilities (from Schedule RC-D)....................................      RCFD 3548      6,496,578    15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):............................................................
      a. With a remaining maturity of one year or less...............................      RCFD 2332     11,928,951    16.a.
      b. With a remaining maturity of more than one year through three years.........      RCFD A547      1,260,353    16.b.
      c. With a remaining maturity of more than three years..........................      RCFD A548        775,219    16.c.
17.  Not applicable..................................................................
18.  Bank's liability on acceptances executed and outstanding........................      RCFD 2920      1,036,587    18.
19.  Subordinated notes and debentures (2)...........................................      RCFD 3200      3,501,546    19.
20.  Other liabilities (from Schedule RC-G)..........................................      RCFD 2930      9,211,139    20.
21.  Total liabilities (sum of items 13 through 20)..................................      RCFD 2948    200,136,350    21.
22.  Not applicable..................................................................
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...................................      RCFD 3838        160,540    23.
24.  Common stock....................................................................      RCFD 3230        454,543    24.
25.  Surplus (exclude all surplus related to preferred stock)........................      RCFD 3839     13,206,354    25.
26.  a.  Undivided profits and capital reserves......................................      RCFD 3632      3,553,449    26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities......      RCFD 8434        572,731    26.b.
27.  Cumulative foreign currency translation adjustments.............................      RCFD 3284        (5,130)    27.
28.  Total equity capital (sum of items 23 through 27)...............................      RCFD 3210     17,942,487    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)...................      RCFD 3300    218,078,837    29.

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best
      describes the most comprehensive level of auditing work performed for the bank                   Number
      by independent external auditors as of any date during 1996....................      RCFD 6724    N/A   M.1.

1    =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4    =   Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

5    =   Review of the bank's financial statements by external auditors

6    =   Compilation of the bank's financial statements by external auditors

7    =   Other audit procedures (excluding tax preparation work)

8    =   No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.

Comptroller of the Currency
Administrator of National Banks

Multinational Banking Division
250 E Street, SW
Washington, D.C. 20219-0001



                                TRUST CERTIFICATE


         Whereas, FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, Charter Number 23201, located in WILMINGTON, State of DELAWARE, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

         And whereas, applicable provisions of the statutes of the United States authorize the granting of such authority;

         Now, therefore, I hereby certify that the said association is authorized to act in all fiduciary capacities by such statutes.



In testimony whereof, witness my signature and Seal of office this fifteenth day of January 1997.


--------------------------------------
Deputy Comptroller for Multinational Banking

Comptroller of the Currency
Administrator of National Banks

Multinational Banking Division
250 E Street, SW
Washington, D.C. 20219-0001



                               CHARTER CERTIFICATE


         Whereas, satisfactory evidence has been presented to the Office of the Comptroller of the Currency that FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, located in WILMINGTON, State of DELAWARE, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

         Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.



In testimony whereof, witness my signature and Seal of office this fifteenth day of January 1997.




--------------------------------------
Deputy Comptroller for Multinational Banking


Charter Number 23201